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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Jabil Circuit, Inc. and to the incorporation by reference therein of our report dated August 6, 1999, with respect to the consolidated financial statements of GET Manufacturing, Inc. for the years ended March 31, 1998 and 1999 and our report dated November 3, 1999 with respect to the consolidated financial statements of GET Manufacturing, Inc. for the twelve months ended August 31, 1999.

Ernst & Young LLP

Hong Kong
May 8, 2000